Exhibit 99

Investor Relations Contact

Shane O’Connor, Senior Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2019

Wilmington, MA – June 26, 2019 – UniFirst Corporation (NYSE: UNF) (the “Company”) today reported results for its third fiscal quarter ended May 25, 2019 as compared to the corresponding period in last fiscal year:

Q3 2019 Financial Highlights

•	Consolidated revenues for the quarter increased 6.2% to $453.7 million.
•	Operating income was $60.2 million, an increase of 27.9%.
•	The effective tax rate for the quarter decreased to 23.5% from 23.9%.
•	Net income in the quarter increased to $47.2 million from $36.4 million, or 29.9%.
•	Diluted earnings per share was $2.46 and increased 33.0%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with our third quarter results as our performance exceeded our expectations.  A solid selling environment and improved pricing allowed us to deliver record quarterly revenues off improved organic growth.  In addition, moderating costs as a percent of revenues as well as certain items that trended favorably in the quarter resulted in strong bottom line results. As always, I would like to thank our thousands of employee Team Partners for their efforts as well as their continued focus as we strive to provide the highest quality service to our customers.”

Segment Reporting Highlights

Core Laundry Operations

•	Revenues for the quarter increased 5.5% to $399.8 million.
•	Organic growth, which excludes the estimated effect of acquisitions as well as fluctuations in the Canadian dollar, was 5.8%.
•

Operating margin increased to 13.4% from 10.5%. This increase was primarily due to larger than anticipated benefits from lower healthcare claims, lower production payroll costs as a percentage of revenues and the capitalization of sales commission costs due to the adoption of new revenue accounting guidance in the first quarter of fiscal 2019. In addition, several other operating and administrative expenses trended favorably and were positive contributors to the margin improvement. These items were partially offset by higher merchandise amortization as a percentage of revenues.

Specialty Garments

•	Revenues for the quarter were $37.3 million, an increase of 9.6%. This increase was primarily due to acquisitions in fiscal 2018 that increased revenues by 7.6%.
•	Operating margin decreased to 14.4% from 16.4%. This decrease was due to higher costs related to 2018 acquisitions as well as higher merchandise amortization as a percentage of revenues.
•	Specialty Garments consists of nuclear decontamination and cleanroom operations and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $349.4 million as of May 25, 2019.
•	The Company has no long-term debt outstanding as of May 25, 2019.
•

Under its previously announced stock repurchase program, the Company repurchased 99,500 common shares at an average share price of $147.47 for a total of $14.7 million during its third fiscal quarter of 2019. As of May 25, 2019, the Company had repurchased a total of 144,500 common shares at an average price of $145.01 for $21.0 million under the program.

•	Weighted average shares outstanding – Diluted decreased 2.6% to 19.2 million shares.

Financial Outlook

Mr. Sintros continued, “Although we are encouraged by the third quarter results which reflect certain positive trends in our operations, we do want to caution that our profits were favorably impacted by a number of items that may not provide the same benefit going forward.”

The Company now expects its fiscal 2019 revenues will be between $1.802 billion and $1.809 billion and full year diluted EPS to be between $8.75 and $8.85. This guidance for fiscal 2019 assumes the current level of outstanding common shares and includes one extra week of operations compared to fiscal 2018 due to the timing of the Company’s fiscal calendar.

Conference Call Information

UniFirst will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products, and with more than 250 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. UniFirst is a publicly held company traded on the New York Stock Exchange under the symbol UNF and is a component of the Standard & Poor's 600 Small Cap Index. For more information, contact UniFirst at 800.455.7654 or visit www.unifirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, the performance and success of our Chief Executive Officer, uncertainties caused by adverse economic conditions and their impact on our customers’ businesses and workforce levels, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the impact of the recently passed U.S. tax reform on our business, results of operations and financial condition, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, including the impact of the Affordable Care Act, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, instability in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management (CRM) computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, and other factors described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended August 25, 2018 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

UniFirst Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended May 25, 2019	Thirteen weeks ended May 26, 2018	Thirty-nine weeks ended May 25, 2019	Thirty-nine weeks ended May 26, 2018
Revenues	$453,720	$427,384	$1,329,755	$1,262,426
Operating expenses:
Cost of revenues (1)	279,900	267,146	838,621	786,196
Selling and administrative expenses (1)	88,207	88,350	242,487	264,508
Depreciation and amortization	25,401	24,801	75,563	70,772
Total operating expenses	393,508	380,297	1,156,671	1,121,476
Operating income	60,212	47,087	173,084	140,950
Other (income) expense:
Interest income, net	(2,293)	(1,189)	(6,007)	(3,895)
Other expense, net	805	484	2,037	452
Total other income, net	(1,488)	(705)	(3,970)	(3,443)
Income before income taxes	61,700	47,792	177,054	144,393
Provision for income taxes	14,480	11,433	43,908	15,450
Net income	$47,220	$36,359	$133,146	$128,943
Income per share – Basic:
Common Stock	$2.58	$1.94	$7.25	$6.75
Class B Common Stock	$2.06	$1.55	$5.80	$5.38
Income per share – Diluted:
Common Stock	$2.46	$1.85	$6.93	$6.39
Income allocated to – Basic:
Common Stock	$39,563	$30,034	$111,626	$104,324
Class B Common Stock	$7,657	$6,325	$21,520	$24,619
Income allocated to – Diluted:
Common Stock	$47,220	$36,359	$133,146	$128,943
Weighted average shares outstanding – Basic:
Common Stock	15,341	15,446	15,400	15,463
Class B Common Stock	3,710	4,087	3,710	4,573
Weighted average shares outstanding – Diluted:
Common Stock	19,168	19,687	19,220	20,178

(1) Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

UniFirst Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 25, 2019	August 25, 2018
Assets
Current assets:
Cash, cash equivalents and short-term investments	$349,410	$270,512
Receivables, net	203,385	200,797
Inventories	94,921	90,176
Rental merchandise in service	181,451	174,392
Prepaid taxes	—	27,024
Prepaid expenses and other current assets	32,688	21,899
Total current assets	861,855	784,800
Property, plant and equipment, net (1)	565,715	547,996
Goodwill	399,146	397,422
Customer contracts and other intangible assets, net (1)	75,187	82,484
Deferred income taxes	421	425
Other assets	78,977	30,259
	$1,981,301	$1,843,386
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$66,993	$73,500
Accrued liabilities	105,711	124,225
Accrued taxes	1,569	736
Total current liabilities	174,273	198,461
Long-term liabilities:
Accrued liabilities	106,658	105,888
Accrued and deferred income taxes	90,674	74,070
Total long-term liabilities	197,332	179,958
Shareholders’ equity:
Common Stock	1,531	1,543
Class B Common Stock	371	371
Capital surplus	84,836	82,973
Retained earnings	1,551,475	1,405,239
Accumulated other comprehensive loss	(28,517)	(25,159)
Total shareholders’ equity	1,609,696	1,464,967
	$1,981,301	$1,843,386

(1) The Company has reclassified $11.6 million of software from property, plant, and equipment to intangible assets as of August 25, 2018, to conform to current year presentation.

UniFirst Corporation and Subsidiaries

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended May 25, 2019	Thirteen weeks ended May 26, 2018	Dollar Change	Percent Change
Core Laundry Operations	$399,781	$379,071	$20,710	5.5%
Specialty Garments	37,313	34,060	3,253	9.6%
First Aid	16,626	14,253	2,373	16.6%
Consolidated total	$453,720	$427,384	$26,336	6.2%

(In thousands, except percentages)	Thirty-nine weeks ended May 25, 2019	Thirty-nine weeks ended May 26, 2018	Dollar Change	Percent Change
Core Laundry Operations	$1,184,666	$1,131,822	$52,844	4.7%
Specialty Garments	101,506	89,496	12,010	13.4%
First Aid	43,583	41,108	2,475	6.0%
Consolidated total	$1,329,755	$1,262,426	$67,329	5.3%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended May 25, 2019	Thirteen weeks ended May 26, 2018	Dollar Change	Percent Change
Core Laundry Operations	$53,443	$39,973	$13,470	33.7%
Specialty Garments	5,368	5,589	(221)	(3.9)%
First Aid	1,401	1,525	(124)	(8.1)%
Consolidated total	$60,212	$47,087	$13,125	27.9%

(In thousands, except percentages)	Thirty-nine weeks ended May 25, 2019	Thirty-nine weeks ended May 26, 2018	Dollar Change	Percent Change
Core Laundry Operations	$157,338	$124,415	$32,923	26.5%
Specialty Garments	12,073	12,866	(793)	(6.2)%
First Aid	3,673	3,669	4	0.1%
Consolidated total	$173,084	$140,950	$32,134	22.8%

UniFirst Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Thirty-nine weeks ended May 25, 2019	Thirty-nine weeks ended May 26, 2018
Cash flows from operating activities:
Net income	$133,146	$128,943
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	75,563	70,772
Amortization of deferred financing costs	84	84
Forgiveness of a liability	(7,346)	—
Share-based compensation	4,281	3,539
Accretion on environmental contingencies	566	519
Accretion on asset retirement obligations	647	704
Deferred income taxes	733	(20,369)
Other	(953)	(225)
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(3,117)	(7,515)
Inventories	(4,821)	(8,953)
Rental merchandise in service	(7,606)	(11,864)
Prepaid expenses and other current assets and Other assets	(2,346)	(8,500)
Accounts payable	(5,725)	(261)
Accrued liabilities	(9,931)	(4,468)
Prepaid and accrued income taxes	26,265	24,886
Net cash provided by operating activities	199,440	167,292
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(2,379)	(38,522)
Capital expenditures, including capitalization of software costs	(88,198)	(88,870)
Proceeds from sale of assets	238	1,713
Other	—	(376)
Net cash used in investing activities	(90,339)	(126,055)
Cash flows from financing activities:
Proceeds from exercise of share-based awards	49	460
Taxes withheld and paid related to net share settlement of equity awards	(1,678)	(2,645)
Repurchase of Common Stock	(20,954)	(146,011)
Payment of cash dividends	(6,204)	(2,172)
Net cash used in financing activities	(28,787)	(150,368)
Effect of exchange rate changes	(1,416)	(2,130)
Net increase (decrease) in cash, cash equivalents and short-term investments	78,898	(111,261)
Cash, cash equivalents and short-term investments at beginning of period	270,512	349,752
Cash, cash equivalents and short-term investments at end of period	$349,410	$238,491

UniFirst Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a more meaningful measure on which to compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. Supplemental reconciliations of consolidated operating income, net income and earnings per diluted share on a GAAP basis to adjusted operating income, net income and earnings per diluted share on a non-GAAP basis are presented in the following tables. In addition, Core Laundry Operations operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis are presented in the following tables. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided below.

	Thirty-nine weeks ended May 25, 2019
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$1,329,755	$173,084	$133,146	$6.93	$1,184,666	$157,338	13.3%
CRM Settlement	—	(21,127)	(15,566)	(0.81)	—	(21,127)	-1.8%
As adjusted	$1,329,755	$151,957	$117,580	$6.12	$1,184,666	$136,211	11.5%

	Thirty-nine weeks ended May 26, 2018
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$1,262,426	$140,950	$128,943	$6.39	$1,131,822	$124,415	11.0%
Tax Reform Adjustment (a)	—	—	(20,138)	(1.00)	—	—	0.0%
As adjusted	$1,262,426	$140,950	$108,805	$5.39	$1,131,822	$124,415	11.0%

(a) The Tax Reform Adjustment, as presented, represents a one-time revaluation of our U.S. net deferred tax liabilities as well as a charge related to a one-time transition tax the Company will be subject to for the deemed repatriation of our foreign earnings. This does not include the benefit associated with the lower U.S. federal corporate income tax rates as of January 1, 2018. Our presentation of the effect of tax reform in our non-GAAP reconciliations of net income and diluted earnings per share for the thirty-nine weeks ended May 26, 2018 contained in our press release dated June 28, 2018 included all of the net benefits associated with lower U.S. federal corporate income tax rates.